Exhibit 99.1

Guidance Software Reports

2015 Third Quarter Financial Results

•                Revenue of $26.8 million and non-GAAP net loss of ($0.03) per share

•                Unveils new corporate branding campaign and logo

PASADENA, Calif. – November 4, 2015 – Guidance Software, Inc. (NASDAQ: GUID) today reported financial results for the third quarter ended September 30, 2015.

Third quarter 2015 financial highlights, calculated in accordance with generally accepted accounting principles (GAAP), include:

•                 Revenue of $26.8 million, compared to $27.8 million in the third quarter of 2014

•                 Net loss of $3.5 million, or ($0.12) per share, compared to a net loss of $2.6 million, or ($0.10) per share, in the third quarter of 2014

On a non-GAAP basis, which excludes share-based compensation, amortization of intangibles and realignment expenses, the Company reported a pre-tax net loss of $0.9 million, or ($0.03) per share, in the third quarter of 2015, compared to a non-GAAP pre-tax net loss, of $0.2 million, or ($0.01) per share, in the third quarter of 2014.

“Our third quarter performance was mixed”, said Patrick Dennis, Guidance Software’s Chief Executive Officer. “While we exceeded our non-GAAP earnings guidance, we ended the quarter short of our revenue target. That said, we continued to make progress on transforming the business to fully access the opportunity in each market that we serve. The initiatives and actions already underway are focused on the company’s growth. We have a strong understanding of what drives our customer’s success in each of these markets, and we see many ways we can leverage our technology into adjacent emerging markets. We remain confident that the momentum that we built in the first half around the company’s transformation continues and will grow the business over time.”

Mr. Dennis continued, “To that end, today we unveiled our new brand identity, one of the aforementioned initiatives, aimed at increasing our brand equity and overall brand value in our target markets. This includes broadening our brand reach with a strong focus on endpoint security and response. At the same time the new brand gives us the ability to access emerging opportunities for our technology. We believe we will see immediate benefit with our customers and channel partners from the brand work, along with the upcoming product enhancements in the release of EnCase 5.10 in Q4. We are committed to a channel-first distribution strategy and remain confident it will result in increased sales capacity and transaction volume as it continues to gain traction.”

Third Quarter 2015 Highlights and Noteworthy Events

•                 Guidance Software is pleased to announce the launch of a new brand identity, which focuses on the Company’s corporate brand, Guidance Software. This brand strategy includes an entirely new corporate logo, modern color palette and a new corporate tagline (From Beginning to Endpoint ™) that puts the focus on the value of Guidance Software’s broad solution set to its customers

•                 Guidance Software EnCase® Forensic 7.10 earned a 5-star Rating in SC Magazine’s October 2015 Digital Forensics Product Test. The publication described EnCase® as "arguably, the best-known name in computer forensics." EnCase Forensic has been tested annually since its inception and has earned progressively higher ratings in each test. This recognition was the latest in a series of awards that Guidance Software has recently earned. In June, the Company was named the “Best Computer Forensics Solution” at the 2015 SC Magazine Awards Europe for the second year in a row.

•                 In August, Guidance sponsored a program at the California Institute of Technology (Caltech) to support data security research using advanced anomaly science. Discoveries from the program will be published and used by Caltech and Guidance Software to enhance data breach detection and incident response capabilities. This initiative reflects the Company’s dedication towards pioneering advancements in cybersecurity technology.

2015 Financial Outlook

As a result of lower than expected revenues in the third quarter, the Company is updating its guidance for the full year ending December 31, 2015, as follows:

•                 Revenue is expected to be in the range of $105 million to $106 million

•                 Non-GAAP pre-tax earnings are expected to be in the range of ($0.26) to ($0.22) per share

Conference Call Information:

The Company will host a conference call today at 2:00 p.m. Pacific time, 5:00 p.m. Eastern time to discuss its quarterly results.  Participants should call (877) 407-0784 (North America) or (201) 689-8560 (International) at least five minutes prior to the conference call.

A webcast and replay of the call may also be found online through Guidance Software’s Investor Relations website at http://investors.guidancesoftware.com/events.cfm. Registered users may access this content over the Internet, and there is no cost to register.  If you have not already registered, please do so at least 15 minutes prior to the start of the conference call.

An audio-only replay of the call will be available by calling (877) 870-5176, passcode 13620062, available from 8:00 p.m. Eastern time, November 4, 2015, through midnight Eastern time, November 11, 2015.

About Guidance Software:

Guidance (NASDAQ: GUID) exists to turn chaos and the unknown into order and the known—so that companies and their customers can go about their daily lives as usual without worry or disruption, knowing their most valuable information is safe and secure. Makers of EnCase®, the gold standard in digital investigations and endpoint data security, Guidance provides a mission-critical foundation of applications that have been deployed on an estimated 25 million endpoints and work in concert with other leading enterprise technologies from companies such as Cisco, Intel, Box, Dropbox, Blue Coat Systems, and LogRhythm. Our field-tested and court-proven solutions are used with confidence by more than 70 of the Fortune 100 and hundreds of agencies worldwide.

Guidance Software®, EnCase®, EnScript®, EnCE™, EnCEP™, Linked Review™, EnPoint™ and Tableau™ are trademarks owned by Guidance Software and may not be used without prior written permission. All other trademarks and copyrights are the property of their respective owners.

Notes to Unaudited Condensed Consolidated Statements of Operations:

Guidance Software reports its financial results in accordance with generally accepted accounting principles, or GAAP. To supplement this information, we present from time to time non-GAAP gross profit, operating expenses, operating income (loss) and net income (loss), as well as non-GAAP net income (loss) per share. Non-GAAP gross profit consists of GAAP gross profit as reported and adds back one-time realignment expenses and share-based compensation expense booked for GAAP purposes. Non-GAAP operating income (loss) consists of GAAP operating income (loss) as reported and excludes one-time realignment expenses, amortization of intangibles and share-based compensation expense. Non-GAAP net income (loss) consists of GAAP operating income (loss) as reported and excludes one-time realignment expenses, amortization of intangibles, share-based compensation expense and the income tax provision.

We use these non-GAAP financial measures for internal managerial purposes, when publicly providing our business outlook, and to facilitate period-to-period comparisons. We describe limitations specific to each non-GAAP financial measure below. Management generally compensates for limitations in the use of non-GAAP financial measures by relying on comparable GAAP financial measures and providing investors with a reconciliation of the non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP.  We believe that these non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business.  These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, net income (loss) and net income (loss) per share calculated in accordance with GAAP.

Accordingly, management and the Board of Directors do not consider these excluded items for purposes of evaluating the performance of the business; and they exclude such costs when evaluating the performance of the Company, its business units and its management teams and when making decisions to allocate resources among the Company’s business units.

Realignment Expenses. Realignment expenses represent one-time severance and related employment costs associated with a reduction in headcount. Guidance Software excludes realignment expenses from non-GAAP operating income and non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Guidance Software business operations and (ii) such expenses are uncommon and not expected to recur in future periods.

Amortization of Intangibles. Amortization of intangibles is a non-cash expense arising from the acquisition of intangible assets in connection with acquisitions. Guidance Software excludes acquisition-related amortization expense from non-GAAP operating income and non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Guidance Software business operations and (ii) such expenses can vary significantly between periods as a result of new acquisitions and full amortization of previously acquired intangible assets. Investors should note that the use of these intangible assets contributed to revenue in the periods presented and will contribute to future revenue generation and the related amortization expense will recur in future periods.

Share-based Compensation Expense. Share-based compensation expense is a non-cash expense arising from the grant of stock awards to employees. Guidance Software excludes share-based compensation expense from non-GAAP operating income and non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Guidance Software business operations and (ii) such expenses can vary significantly between periods as a result of the timing of grants of new share-based awards, including grants in connection with acquisitions. Investors should note that share-based compensation is a key incentive offered to employees whose efforts contributed to the operating results in the periods presented and are expected to contribute to operating results in future periods and such expense will recur in future periods.

Gain on Sale of Domain Name. Gain on sale of domain name is a non-cash gain arising from the sale of a domain name in exchange for certain third party software licenses. Guidance Software excludes the gain on sale of domain name from non-GAAP operating income and non-GAAP net income because it believes (i) the amount of such income in any specific period may not directly correlate to the underlying performance of Guidance Software business operations and (ii) such income is uncommon and not expected to recur in future periods.

Forward Looking Statements:

This news release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements in this release involve risks and uncertainties that could cause actual results to differ materially from current expectations. There can be no assurance that demand for Guidance Software’s products will continue at current or greater levels, or that the Company will continue to grow revenues, or be profitable. There are also risks that Guidance Software’s pursuit of providing network security and e-discovery technology might not be successful, or that if successful, it will not materially enhance Guidance Software’s financial performance; that the Company could fail to retain key employees; that changes in customer requirements and other general economic and political uncertainties could impact Guidance Software’s relationship with its customers; and that delays in product development, competitive pressures or technical difficulties could impact timely delivery of next-generation products; and other risks and uncertainties that are described from time to time in Guidance Software’s periodic reports and registration statements filed with the Securities and Exchange Commission. The Company specifically disclaims any responsibility for updating these forward-looking statements.

INVESTOR CONTACT

Rasmus van der Colff

Guidance Software, Inc.

626-768-4607

investorrelations@guidancesoftware.com

GUID-F

Guidance Software, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Revenues:
Product revenue	$7,759	$9,458	$23,093	$25,207
Services revenue	9,041	8,171	26,487	25,595
Maintenance revenue	10,023	10,218	29,796	29,606
Total revenues	26,823	27,847	79,376	80,408

Cost of revenues:
Cost of product revenue	2,520	2,497	6,556	6,135
Cost of services revenue	6,011	6,222	18,512	19,156
Cost of maintenance revenue	601	540	1,781	1,618
Total cost of revenues	9,132	9,259	26,849	26,909

Gross profit	17,691	18,588	52,527	53,499

Operating expenses:
Selling and marketing	9,156	9,898	28,357	29,695
Research and development	5,281	5,289	15,690	17,915
General and administrative	5,078	4,134	14,262	12,354
Depreciation and amortization	1,574	1,811	4,811	5,652
Total operating expenses	21,089	21,132	63,120	65,616

Operating loss	(3,398)	(2,544)	(10,593)	(12,117)

Interest income and other, net	4	9	22	663

Loss before income taxes	(3,394)	(2,535)	(10,571)	(11,454)

Income tax provision	77	51	244	211

Net loss	$(3,471)	$(2,586)	$(10,815)	$(11,665)

Net loss per share - basic	$(0.12)	$(0.10)	$(0.39)	$(0.44)
Net loss per share - diluted	$(0.12)	$(0.10)	$(0.39)	$(0.44)

Shares used in per share calculation - basic	28,197	26,977	27,864	26,703
Shares used in per share calculation - diluted	28,197	26,977	27,864	26,703

Supplemental Financial Data

Non-GAAP loss before income taxes excluding amortization of intangibles, realignment expense, gain on sale of domain name and share-based compensation expense	$(883)	$(180)	$(3,803)	$(3,434)

Non-GAAP loss per share before income taxes excluding amortization of intangibles, realignment expense, gain on sale of domain name, and share-based compensation expense
Basic	$(0.03)	$(0.01)	$(0.14)	$(0.13)
Diluted	$(0.03)	$(0.01)	$(0.14)	$(0.13)

Guidance Software, Inc.

Calculation of Pre-Tax Non-GAAP Income

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2015	2014	2015	2014
Calculation of pre-tax non-GAAP income (loss):

GAAP net loss	$(3,471)	$(2,586)	$(10,815)	$(11,665)
Add:
Income tax provision	77	51	244	211
Amortization of intangibles	399	530	1,261	1,667
Realignment expense	398	-	398	1,577
Gain on sale of domain name	-	-	-	(630)
Share-based compensation expense (including related payroll taxes paid by the Company)	1,714	1,825	5,109	5,406

Non-GAAP loss before income taxes excluding amortization of intangibles, realignment expense, gain on sale of domain name and share-based compensation expense	$(883)	$(180)	$(3,803)	$(3,434)

Non-GAAP loss per share before income taxes excluding amortization of intangibles, realignment expense, gain on sale of domain name and share-based compensation expense
Basic	$(0.03)	$(0.01)	$(0.14)	$(0.13)
Diluted	$(0.03)	$(0.01)	$(0.14)	$(0.13)

Shares used in per share calculations:
Basic	28,197	26,977	27,864	26,703
Diluted	28,197	26,977	27,864	26,703

Detail of Share-based Compensation Expense:
Cost of product revenue	$26	$28	$87	$101
Cost of services revenue	280	356	849	1,044
Cost of maintenance revenue	37	39	119	111
Selling and marketing	353	384	1,113	1,296
Research and development	397	495	1,211	1,376
General and administrative	621	523	1,730	1,479
Total share-based compensation expense	$1,714	$1,825	$5,109	$5,406

Detail of Realignment Expense:
Cost of services revenue	$77	$-	$77	$186
Selling and marketing	14	-	14	468
Research and development	-	-	-	790
General and administrative	307	-	307	133
Total realignment expense	$398	$-	$398	$1,577

Detail of Gain on Sale of Domain Name:
Interest income and other, net	$-	$-	$-	$630
Total gain on sale of domain name	$-	$-	$-	$630

Guidance Software, Inc

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited and in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014

Total revenues, as reported	$26,823	$27,847	$79,376	$80,408
Total non-GAAP revenues	$26,823	$27,847	$79,376	$80,408

Gross profit, as reported	$17,691	$18,588	$52,527	$53,499
Realignment expense	77	-	77	186
Share-based compensation	343	423	1,055	1,255
Gross profit adjustment	420	423	1,132	1,441
Total non-GAAP gross profit	$18,111	$19,011	$53,659	$54,940

Total operating expenses, as reported	$21,089	$21,132	$63,120	$65,616
Amortization of intangibles	(399)	(530)	(1,261)	(1,667)
Realignment expense	(321)	-	(321)	(1,391)
Share-based compensation	(1,371)	(1,402)	(4,054)	(4,151)
Operating expense adjustment	(2,091)	(1,932)	(5,636)	(7,209)
Total non-GAAP operating expenses	$18,998	$19,200	$57,484	$58,407

Operating loss, as reported	$(3,398)	$(2,544)	$(10,593)	$(12,117)
Gross profit adjustment	420	423	1,132	1,441
Operating expense adjustment	2,091	1,932	5,636	7,209
Total non-GAAP operating loss	$(887)	$(189)	$(3,825)	$(3,467)

Net loss, as reported	$(3,471)	$(2,586)	$(10,815)	$(11,665)
Gross profit adjustment	420	423	1,132	1,441
Operating expense adjustment	2,091	1,932	5,636	7,209
Income tax provision	77	51	244	160
Gain on sale of domain name	-	-	-	(630)
Total non-GAAP net loss	$(883)	$(180)	$(3,803)	$(3,485)

Net loss per share-diluted, as reported	$(0.12)	$(0.10)	$(0.39)	$(0.44)

Non-GAAP net loss per share-diluted	$(0.03)	$(0.01)	$(0.14)	$(0.13)

Guidance Software, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	September 30,	December 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$18,001	$18,355
Restricted cash	-	153
Trade receivables, net	20,076	20,255
Inventory	2,485	2,684
Prepaid expenses and other current assets	4,629	5,054
Total current assets	$45,191	$46,501

Long-term assets:
Property and equipment, net	$14,299	$14,558
Intangible assets, net	6,505	7,766
Goodwill	14,632	14,632
Other assets	1,890	2,370
Total long-term assets	37,326	39,326

Total assets	$82,517	$85,827

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,370	$5,919
Accrued liabilities	10,667	8,407
Capital lease obligations	70	67
Deferred revenues	39,322	39,128
Total current liabilities	$53,429	$53,521

Long-term liabilities:
Deferred rent	$7,153	$7,661
Other long-term liabilities	587	645
Deferred revenues	7,530	6,232
Deferred tax liabilities	653	584
Total long-term liabilities	$15,923	$15,122

Stockholders’ equity:
Common stock	$26	$25
Additional paid-in capital	117,060	110,265
Treasury stock	(11,479)	(11,479)
Accumulated deficit	(92,442)	(81,627)
Total stockholders’ equity	$13,165	$17,184

Total liabilities and stockholders’ equity	$82,517	$85,827

Guidance Software, Inc

Unaudited Cash Flow Summary

(in thousands)

	Nine Months Ended
	September 30,
	2015	2014
Operating Activities:
Net loss	$(10,815)	$(11,665)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation & amortization	4,811	5,652
Recovery of bad debt	(200)	-
Share-based compensation	5,109	5,406
Gain on sale of domain name	-	(630)
Deferred taxes	69	69
Loss on disposal of assets	14	84
Changes in operating assets and liabilities:
Restricted cash	153	(415)
Trade receivables	379	(4,524)
Inventory	199	(570)
Prepaid expenses and other assets	905	(545)
Accounts payable	(2,417)	354
Accrued liabilities	1,752	162
Deferred revenues	1,492	2,936
Net cash provided by (used in) operating activities	$1,451	$(3,686)

Investing Activities:
Purchase of property and equipment	$(3,429)	$(1,522)
Net cash used in investing activities	$(3,429)	$(1,522)

Financing Activities:
Proceeds from the exercise of stock options	$1,687	$1,067
Principal payments on capital lease and other obligations	(63)	(166)
Net cash provided by financing activities	$1,624	$901

Net decrease in cash and cash equivalents	$(354)	$(4,307)

Cash and cash equivalents, beginning of period	$18,355	$19,919

Cash and cash equivalents, end of period	$18,001	$15,612